UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m., central time, on Thursday, June 11, 2009, on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018.

The matters to be considered at the meeting are described in the attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I encourage you to read the accompanying proxy statement and vote promptly. To ensure that your shares are represented at the meeting whether or not you plan to attend the meeting in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it.

We look forward to seeing you at the 2009 Annual Meeting of Stockholders.

Sincerely,

Bruce W. Taylor
Chairman and Chief Executive Officer

Rosemont, Illinois

April 29, 2009

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018 on Thursday, June 11, 2009, at 9:00 a.m., central time, for the following purposes:

1.     To elect thirteen (13) directors to our Board of Directors to serve for a term of one (1) year and until their respective successors are elected and qualified;

2.    To approve an amendment to Section 3.2 of our Third Amended and Restated By-Laws to establish that the number of directors constituting our Board of Directors shall be within a permitted range of a minimum of eleven (11) directors up to a maximum of fifteen (15) directors;

3.    To elect C. Bryan Daniels to our Board of Directors to serve for a term of one (1) year and until his successor is elected and qualified;

4.    To vote on an advisory resolution approving the executive compensation described in the accompanying proxy statement; and

5.    To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on Thursday, April 23, 2009 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Ten (10) days prior to the 2009 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Rosemont, Illinois.

Your vote is important. We encourage you to submit a proxy with your voting instructions as promptly as possible, whether or not you intend to attend the meeting in person. You may submit your proxy with your voting instructions by using a toll-free telephone number (within the U.S. or Canada) or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid reply envelope.

By Order of the Board of Directors,

Steven H. Shapiro
Group Senior Vice President, General Counsel and Corporate Secretary

Rosemont, Illinois

April 29, 2009

PROXY STATEMENT

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held On Thursday, June 11, 2009

Our Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders on Thursday, June 11, 2009, at 9:00 a.m., central time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to stockholders on or about May 4, 2009. As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to Taylor Capital Group, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, JUNE 11, 2009

The Company’s Proxy Statement for the Annual Meeting of

Stockholders to be held on Thursday, June 11, 2009 is available at:

http://www.taylorcapitalgroup.com

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

The following questions and answers briefly discuss some commonly asked questions about these proxy materials and the Annual Meeting. You should read carefully this entire proxy statement before deciding how to vote your shares at the Annual Meeting.

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our 2009 Annual Meeting of Stockholders to be held on Thursday, June 11, 2009. Stockholders of record of our common stock and our 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A preferred”), as of the close of business on Thursday, April 23, 2009 (the “Record Date”) are invited to attend the Annual Meeting. You are entitled to, and requested to, vote on each of the proposals described in this proxy statement.

Q:	Who is soliciting my vote pursuant to this proxy statement?

A:	Our Board of Directors is soliciting your vote at the Annual Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held at 9:00 a.m., central time, on Thursday, June 11, 2009, on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018. You may obtain directions to the meeting location so that you may vote in person by calling our principal offices at (847) 653-7978.

Q:	Who is entitled to vote?

A:	Stockholders of record of our common stock and the Series A preferred at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Our common stock is entitled to one vote on each proposal at the Annual Meeting. At the close of business on the Record Date, there were 11,093,349 shares of our common stock outstanding and entitled to vote at the meeting. As of that same date, there were a total of 2,400,000 shares of the Series A preferred outstanding. Pursuant to Article FOURTH, Section C(11) of our Third Amended and Restated Certificate of Incorporation, each share of Series A preferred shall entitle the holder to vote on all matters voted on by holders our common stock into which such share of Series A preferred is convertible, voting together as a single class with the common stock holders, at all meetings of the stockholders, including with respect to the election of directors. Please see “Are there any differences between the voting rights of common stock holders and Series A preferred holders at the Annual Meeting” for more information on voting rights.

Q:	Are there any differences between the voting rights of common stock holders and Series A preferred holders at the Annual Meeting?

A:	On September 29, 2008, we issued 2,400,000 shares of Series A preferred to certain accredited investors, including certain of our directors, officers and other employees, in a private placement for a total purchase price of $60 million. The shares of Series A preferred issued in this transaction are convertible into an aggregate of up to 6,000,000 shares of our common stock. However, the shares of Series A preferred include terms that limit Series A preferred holders’ conversion and voting rights, including the following:

Nasdaq Stock Market Limitation.    Each share of Series A preferred entitles its holder to vote on all matters voted on by holders of our common stock, voting together as a single class with the other shares entitled to vote, at all meetings of our stockholders. With respect to any such vote in which the holders of Series A preferred participate, including the matters described in this proxy statement, each share of Series A preferred is entitled to cast the number of votes equal to the lesser of (A) the number of votes which could be cast in such vote by a holder of the number of shares of our common stock into which the Series A preferred is convertible on the record date for such vote (subject to the conversion limitation described below); or (B) 1.961 votes (subject to adjustment for stock splits, combinations or reclassifications). This restriction was imposed to ensure compliance with The Nasdaq Stock Market’s voting rights policy, pursuant to which shares of preferred stock that vote on an as converted basis can in no event have more votes than they would have had if they had been convertible at a conversion price equal to the market value of the common stock as determined under Nasdaq rules on the issuance date (or the date of the agreement under which the shares were issued). As an example, this restriction limits a holder of 100,000 shares of Series A preferred to voting an aggregate of 196,100 shares even though such holder’s shares are convertible into 250,000 shares of our common stock. As a result of this restriction, holders of the outstanding Series A preferred as of the Record Date have the right to cast an aggregate of 4,706,400 votes in connection with each of the proposals described in this proxy statement.

Beneficial Ownership Limitation.    Our Third Amended and Restated Certificate of Incorporation provides that each holder of Series A preferred will have the right, at such holder’s option, to convert each share of such holder’s Series A preferred at any time into 2.5 shares of our common stock, subject to adjustments for stock splits, stock dividends, stock combinations, recapitalizations and distributions of assets. However, other than the Steans Family or the Taylor Family (as defined in our Third Amended and Restated Certificate of Incorporation), holders of our Series A preferred may not convert any of their shares of Series A preferred if such conversion would cause the holder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 9.99% of our then outstanding common stock. However, this limitation does not affect the voting rights of the Series A preferred.

Q:	How many shares are eligible to be voted?

A:	As of the Record Date, there were 11,093,349 shares of common stock entitled to vote at the Annual Meeting, with each share of common stock entitled to one vote on each proposal. In addition, there were 2,400,000 shares of Series A preferred outstanding as of the Record Date, with the holders of such shares entitled to cast 1.961 votes per Series A preferred share, for an aggregate of 4,706,400 votes, for each of the proposals described in this proxy statement. As a result, the combined number of votes that may be cast by holders of our common stock and Series A preferred for each proposal at the Annual Meeting is 15,799,749 votes.

Q:	What is a quorum?

A:	The presence at the Annual Meeting, in person or by proxy, of holders of thirty-five percent (35%) of our issued and outstanding shares of stock entitled to vote as of the Record Date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock or Series A preferred will be considered part of the quorum. Abstentions will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

Q:	What vote is required to approve each proposal?

A:	The election of our Board of Directors’ nominees for directors, including the separate approval to elect C. Bryan Daniels to our Board of Directors, will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card. You will not be permitted to cumulate your votes in the election of directors.

Approval of the amendment to our Third Amended and Restated By-Laws to increase the permitted range of the number of directors of our Board of Directors and approval of the advisory resolution concerning executive compensation (or, generally speaking, any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof) will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. In the case of these proposals, under Delaware law, our Third Amended and Restated Certificate of Incorporation and our

Third Amended and Restated By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of these items, and the total number of votes cast “For” these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on either of these matters by a stockholder present in person or represented by proxy at the meeting will have the same legal effect as a vote “Against” that matter.

Because your vote on executive compensation is advisory, it will not be binding upon the Company or our Board of Directors. However, the Compensation Committee of our Board of Directors will take into account the outcome of the vote when considering future executive compensation programs.

Q:	How may I cast my vote?

A:	If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the accompanying proxy card):

•	in person at the Annual Meeting,

•	via the Internet,

•	by telephone, or

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or via the Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. Further information regarding voting by telephone or the via the Internet is below in the response to the question “How may I cast my vote via the Internet or by telephone?”

Whichever method you use, the persons named as proxies on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card (or submit your vote by Internet or telephone) without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you hold your shares in “street name” (through a broker, bank or other nominee), that institution will instruct you as to how your shares may be voted by proxy. See “How do I vote if I am not a stockholder of record” for further information.

Q:	When should I send in my proxy card?

A:	If you vote by completing, dating and returning your proxy card by mail, you should send in your proxy card as soon as possible so that your shares will be voted at the Annual Meeting.

Q:	How may I cast my vote via the Internet or by telephone?

A:	Voting via the Internet. If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 p.m., New York City time, on June 10, 2009. Visit the website address provided on the proxy card and have your proxy card available when you access the website, and follow the instructions on the card to obtain your records and to create an electronic voting instruction form.

Voting by telephone.    If you are a stockholder of record, you may call the telephone number indicated on the proxy card, and use any touch-tone telephone to transmit your vote up until 11:59 p.m., New York City time, on June 10, 2009. Have your proxy card available when you call and then follow the instructions. If you hold your shares in “street name” (through a broker, bank or other nominee), that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Q:	How do I vote if I am not a stockholder of record?

A:	If you own your shares in “street name” (through a brokerage account or in another nominee form), you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.

Under the rules of the New York Stock Exchange, member brokers who hold shares in street name for customers have the authority to vote on certain “routine” items in the event that they have not received instructions from the beneficial owners. These broker non-votes are also included for purposes of determining whether a quorum is present. Each of the proposals to be considered at the Annual Meeting is considered a “routine” matter. As a result, member brokers who do not receive instructions from their customers will be entitled to vote on each of the proposals.

Q:	How may I revoke or change my vote?

A:	If you are a stockholder of record, you may revoke your proxy before it is voted at the Annual Meeting by:

•	voting again by telephone or Internet prior to 11:59 p.m., New York City time, on June 10, 2009,

•	submitting a later-dated properly completed proxy card,

•	delivering written notice to our Office of the Corporate Secretary prior to 5:00 p.m., central time, on June 10, 2009, stating that you are revoking your proxy, or

•	attending the Annual Meeting and voting your shares in person, but attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares of our common stock, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those instructions.

Q:	Who is paying for the costs of this proxy solicitation?

A:	We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Q:	What happens if the Annual Meeting is postponed or adjourned?

A:	Your proxy will still be effective and may be voted at the Annual Meeting when it is reconvened. You will still be able to change or revoke your proxy until it is voted at the reconvened Annual Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What should I do if I have questions?

A:	If you have more questions about the Annual Meeting, the proposals or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact our Office of the Corporate Secretary at (847) 653-7978.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of thirteen (13) persons and will consist of fourteen (14) persons after the Annual Meeting, assuming the election of all of the nominees to our Board of Directors set forth in this Proposal 1 and the election of C. Bryan Daniels to our Board upon stockholder approval of Proposal 2 and Proposal 3 contained in this proxy statement. Pursuant to Article FIFTH of our Third Amended and Restated Certificate of Incorporation, each of the members of our Board of Directors shall be elected for a one-year term.

Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, each of Bruce W. Taylor, Mark A. Hoppe, Ronald L. Bliwas, Ronald D. Emanuel, M. Hill Hammock, Michael H. Moskow, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl, Harrison I. Steans, Jennifer W. Steans, Jeffrey W. Taylor and Richard W. Tinberg has been nominated by our Board of Directors as a director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for one year until the 2010 Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

Our Board of Directors has determined, in its business judgment, that each of Ronald L. Bliwas, Ronald D. Emanuel, M. Hill Hammock, Michael H. Moskow, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl and Richard W. Tinberg meet the independence standards set forth in the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market.

Section 2.9 of our Third Amended and Restated By-laws provides that as long as the Taylor Family (as defined therein) beneficially owns in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor Family will be entitled to nominate up to three (3) candidates for election to our Board of Directors at any annual meeting of our stockholders. If the Taylor Family owns in the aggregate fifteen percent (15%) or more, but less than twenty-five percent (25%), of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor Family will be entitled to nominate up to two (2) candidates for election to our Board of Directors at any annual meeting of our stockholders. As of the Record Date, members of the Taylor Family owned 4,853,318 shares of our common stock and 76,000 shares of our outstanding Series A preferred, representing, in the aggregate, approximately 31.7% of the total voting power of all outstanding shares of all classes of capital stock entitled to vote at the Annual Meeting.

In connection with our private placement of Series A preferred in September 2008, Section 2.9 of our Third Amended and Restated By-laws was amended to provide that until the first date on which both (x) fewer than 800,000 shares of our Series A preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like), and (y) the outstanding shares of our Series A preferred represent less than 10% of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote on matters presented to a vote of our stockholders generally, Financial Investments Corporation (“FIC”), an entity affiliated with Harrison I. Steans and Jennifer W. Steans, will be entitled to nominate up to two (2) candidates for election to our Board of Directors at any annual meeting of our stockholders. As of the Record Date, there were 2,400,000 shares of Series A preferred outstanding, representing approximately 29.8% of the total voting power of all outstanding shares of all classes of capital stock entitled to vote at the Annual Meeting. As of such date, members of the Steans Family beneficially owned approximately 9,776 shares of our outstanding common stock and 327,120 shares of Series A preferred, which in the aggregate represents 4.1% of the total voting power of all outstanding shares of all classes of capital stock entitled to vote at the Annual Meeting.

Each of the director nominees will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. Each of our directors has indicated an intention to vote in favor of the proposals set forth in this proxy statement, including the election of each of the nominees for director. Our directors, including members of the Taylor Family and the Steans Family, collectively beneficially own sufficient shares of our capital stock to effect a majority vote in favor of each of the proposals set forth in this proxy statement.

If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as our Board of Directors recommends, or vote to allow the vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Our Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director, if elected.

Nominees for Election

The names of the persons nominated for election as directors of our company, together with certain information concerning the nominees as of April 6, 2009, are set forth below:

Name	Age	Position With Company
Bruce W. Taylor	53	Chairman, Chief Executive Officer, Director and member of Executive Committee
Mark A. Hoppe	55	President, Director and member of Executive Committee
Harrison I. Steans	73	Director and Chairman of Executive Committee
Ronald L. Bliwas	66	Director
Ronald D. Emanuel	62	Director
M. Hill Hammock	63	Director
Michael H. Moskow	71	Director
Louise O’Sullivan	63	Director
Melvin E. Pearl	73	Director
Shepherd G. Pryor, IV	62	Director
Jennifer W. Steans	45	Director
Jeffrey W. Taylor	56	Vice Chairman and Director
Richard W. Tinberg	58	Director

Bruce W. Taylor has served as our Chairman and Chief Executive Officer since November 2006, has been a director of our company since its inception in 1997 and has served as a member of our Executive Committee since the committee’s formation in September 2008. He also served as our President from 1997 until January 2008. In addition, Mr. Taylor is the Chairman of Cole Taylor Bank, a wholly-owned subsidiary of our company (the “Bank”), and served as the Bank’s President and Chief Executive Officer from 1994 until January 2008. He also served as Chief Financial Officer of our company and the Bank from March 2004 through December 2004. Mr. Taylor served as a director of Cole Taylor Financial Group (“CTFG”) from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the

Bank. From 1991 until February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for the Bank in 1979 and has held several management positions with the Bank since that time. Mr. Taylor is a member of the World Presidents Organization, Midwest trustee of the Boys and Girls Clubs of America and is a director of MTL Insurance Company, a life insurance and annuity company located in Oak Brook, Illinois. He is also a past chairman of the Board of the Chicago Center for Family Health and the Illinois Bankers Association. Mr. Taylor is the brother of Jeffrey W. Taylor.

Mark A. Hoppe has served as President and a director of our company and the President, Chief Executive Officer and director of the Bank since February 2008 and has been a member of our Executive Committee since the committee’s formation in September 2008. Prior to joining our company, Mr. Hoppe served in a variety of different management positions since 1981 with LaSalle Bank, N.A., a bank headquartered in Chicago, Illinois, including as its Executive Vice President from 1994 to 2001. He also served as an Executive Vice President of LaSalle Bank Midwest, N.A., a wholly-owned subsidiary bank of LaSalle Bank headquartered in Troy, Michigan, from 2001 to 2005, and as its Chief Executive Officer from 2005 to 2007. Mr. Hoppe also served as the Vice Chairman of LaSalle National Leasing Corporation, a full-service leasing company based in Towson, Maryland, that specializes in equipment financing solutions for commercial companies and municipalities, from its inception in 1996 to 2007.

Harrison I. Steans has served as a director of our company and Chairman of our Executive Committee since September 2008. Mr. Steans is the Chairman of the Executive Committee of FIC and Chairman of the Steans Family Foundation. From 1967 through 1988, Harrison was Chairman of NBD Illinois, Inc. and its predecessor institutions. During his tenure, the organization grew from a single $40 million bank to a six-bank holding company with assets exceeding $1.8 billion. In 1987, the bank holding company was sold to NBD Corporation, now part of the J.P. Morgan Chase organization. From 1973 through 1978, he was also Chairman of LaSalle National Bank. Mr. Steans business affiliations include service as a director of MCS Holdings, LLC, Provest Holdings, LLC, Elektra Holding Company, LLC, Boulevard Healthcare, LLC, and USAmeribancorp, Inc., a privately held Tampa Bay area middle-market bank. He serves on the Advisory Board of Siena Capital and Willis, Stein & Partners. Mr. Steans’ affiliations with nonprofit organizations include serving as Life Trustee of DePaul University, Highland Park Hospital, and Ravinia Festival. In addition, he serves as trustee of the Civic Committee of the Commercial Club, the Carnegie Council on Ethics and International Affairs, the Chicago Humanities Festival, The Ounce of Prevention Fund and the Chicago Botanic Garden. Mr. Steans graduated cum laude from Princeton University in 1957 with a B.A. degree in economics. Mr. Steans is the father of Jennifer W. Steans.

Ronald L. Bliwas has served as a director of our company since April 2004, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Bliwas is the President and Chief Executive Officer of A. Eicoff & Company, a leading Chicago advertising agency that specializes in broadcast advertising and is a division of Ogilvy & Mather. Mr. Bliwas also serves as a director of the University of Arizona National Board of Advisors, the Friends of Prentice Women’s Hospital & Maternity Center of Northwestern Memorial Hospital Foundation, the Illinois Institute of Technology Board of Directors, on the advisory board of Gold Eagle Company, a privately-held manufacturer of engine performance and maintenance chemicals based in Chicago, Illinois, and on the executive committee of the Board of Directors of the Direct Marketing Association, of which Mr. Bliwas served as Chairman in 2004 and 2005.

Ronald D. Emanuel has served as a director of our company since its inception in 1997 and a director of our Bank since 1984. In addition, Mr. Emanuel has served as a member of the Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997 and as a member of the Corporate Governance and Nominating Committee since January 2006. Since 1979, Mr. Emanuel has been President of ATI Carriage House, Inc., a furniture retailer.

M. Hill Hammock has served as a director our company since August 2008 and as a member of the Compensation Committee since March 2009. Mr. Hammock served as the Chief Administrative Officer of the Chicago Public Schools and also served as Vice Chairman and Chief Operating Officer of LaSalle Bank, N.A. Mr. Hammock is a member of the PricewaterhouseCoopers National Advisory Council and Chairman of the Chicago Deferred Exchange Company, a provider of Section 1031 exchange services. Mr. Hammock is Secretary and a member of the Executive Committee of the Commercial Club of Chicago and Metropolis 2020. Mr. Hammock is Past Chair of the Chicago Shakespeare Theater, the Metropolitan Planning Council of Chicago, and the Chicago Historical Museum. Mr. Hammock is also a member of the Visiting Committee for the University of Chicago Harris School of Public Policy, a Board member of the Chicagoland Chamber of Commerce Foundation, and a member of the Economic Club of Chicago. Mr. Hammock is Past President of the Bankers Club of Chicago, the University of Illinois at Chicago Business Advisory Council, and Leadership Greater Chicago. Mr. Hammock earned his MBA from the University of Chicago’s Graduate School of Business and his bachelor’s degree in applied mathematics from Georgia Tech.

Michael H. Moskow has served as a director of our company since November 2008. Mr. Moskow is the Vice Chairman and Senior Fellow on the Global Economy at the Chicago Council on Global Affairs. Mr. Moskow served as President and Chief Executive Officer of the Federal Reserve Bank of Chicago from 1994 to 2007. In that capacity, he was a member of the Federal Open Market Committee, the Federal Reserve System’s most important monetary policymaking body. Mr. Moskow is a member of several boards of directors, including Commonwealth Edison, a subsidiary of Exelon, Diamond Technology and Management Consultants and Discover Financial Services.

Louise O’Sullivan has served as a director of our company since December 2004 and has been a member of the Compensation Committee since July 2006. Ms. O’Sullivan founded Prime Advantage in 1998, following more than 20 years of successful leadership experience in industrial manufacturing. Prime Advantage is a privately-held manufacturers’ buying consortium that leverages a large, unified network of original equipment manufacturers. Previously, she was President of the Groen Company (a subsidiary of the Dover Corporation), a major manufacturer of commercial food service and industrial processing equipment. Ms. O’Sullivan serves as a director of the University of Chicago Graduate School of Business Entrepreneurial Advisory Board.

Melvin E. Pearl has served as a director of our company since its inception in 1997, as Chairman of the Compensation Committee since 1997, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl was a Partner with the law firm of Katten Muchin Rosenman LLP from 1974 until his retirement in 2004, and he is now “of counsel” to that firm.

Shepherd G. Pryor IV has served as a director of our company and a member of the Audit and Examining Committee since September 2003, and as Chairman of the Corporate Governance and Nominating Committee since November 2004. Mr. Pryor has also acted as lead director in connection with meetings of the Independent Directors since September 2004. Mr. Pryor has worked as an independent management consultant with his own firm, Shepherd G. Pryor IV Management

Consulting, since 1991, and has provided services to boards of directors through Board Resources, a division of TeamWork Technologies, since 2002. Mr. Pryor served on the board of Archibald Candy Corporation, a manufacturer and retailer, from 2002 until 2006, and on the board of HCI Direct, Inc. from 2002 until its sale in 2007. Mr. Pryor also served on the board of directors of Petrolane, Inc., a propane distributor and retailer, until its sale to Amerigas. Mr. Pryor is a member of the National Association of Corporate Directors and a former NASD arbitrator. Mr. Pryor is a founding board member and former president of the Music Arts School in Highland Park and a senior founding member of Resurrection Home Health Foundation. In addition, Mr. Pryor serves as a faculty member of Keller Graduate School of Management.

Jennifer W. Steans has served as a director of our company since September 2008. Ms. Steans is the President of FIC. From 1989 through 1992, Ms. Steans served as a consultant for the management consulting arm of Deloitte & Touche. Ms. Steans then served as Treasurer of Prime Graphics, Inc., until founding FIC in 1994. Ms. Steans is the current Chairman of USAmeribancorp, Inc., a privately held Tampa Bay area middle-market bank, and Mortgage Contracting Services, LLC. Her other current business affiliations include service as a director of Boulevard Healthcare, LLC, Provest Holdings, LLC, Chicago Deferred Exchange Company and Dynamic Solutions Group, Inc. In addition, she serves as an Advisory Board Member of Linden Capital Partners, LP, Prairie Capital, Resource Land Fund III, LP and Siena Capital Partners. Ms. Steans’ affiliations with non-profit organizations include serving as trustee of The Eleanor Foundation, City Year Chicago, Ravinia Festival, The Steans Family Foundation, and Northwestern University. Ms. Steans received a BA from Davidson College and an MBA from The Kellogg School of Management at Northwestern University. Ms. Steans is the daughter of Harrison I. Steans.

Jeffrey W. Taylor has served as a director of our company since its inception in 1997 and as our Vice Chairman since September 2008. Mr. Taylor has served as a member of the board of directors of the Bank and as a consultant to the Bank since September 2008. Mr. Taylor also served as our Executive Managing Director, Market Development and New Ventures, from November 2006 until September 2008. Mr. Taylor served as our Chairman of the Board and Chief Executive Officer from our inception in 1997 to November 2006. Mr. Taylor also served as Chairman of the Bank from 1994 until 2006. Mr. Taylor served as a director of CTFG from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is a member of the World Presidents Organization and Loyola Family Business Center Peer Advisory Group. Mr. Taylor has served as Chairman of the North Shore Center for the Performing Arts Foundation Board and Healthcare Alternative Systems Development Advisory Board. He is on the boards of the Evanston Northwestern Healthcare Foundation, Northwestern University School of Law, After School Matters, and Weizmann Institute Midwest Regional Board Bankers Association. Mr. Taylor is the brother of Bruce W. Taylor.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He has served as Chairman of our Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997, and also served as a member of the Compensation Committee from 1997 until he resigned from such position in March 2009. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. From 1985 until January 2008, Mr. Tinberg was the President and Chief Executive Officer of the Bradford Group, a group of organizations engaged in the development and marketing of collectibles, gifts, jewelry, direct to consumer checks, and home decor items. In 2008, Mr. Tinberg assumed the role of Executive Chairman of the Board of Directors of the Bradford Group. Mr. Tinberg has also served as the Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1985.

Our Board of Directors recommends that you vote FOR each of the director nominees.

Board Committees

Our Board of Directors has established three standing committees: an Audit and Examining Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of these committees operates pursuant to a written charter, copies of which are available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Office of the Corporate Secretary, 9550 West Higgins Road, Rosemont, Illinois 60018.

The Audit and Examining Committee.    The Audit and Examining Committee of our Board consists of Mr. Tinberg (Chairman), Mr. Pryor and Mr. Emanuel. During 2008, the Audit and Examining Committee met 12 times. The Audit and Examining Committee’s primary duties and responsibilities include the appointment, compensation and oversight of our independent registered public accounting firm as well as to (1) monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of our independent registered public accounting firm and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent registered public accounting firm, management and the Board of Directors, (5) encourage management to take an efficient, effective and timely approach toward resolving matters that require attention as defined by the Audit and Examining Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary.

Our Board of Directors has determined, in its business judgment, that all of the members of the Audit and Examining Committee meet the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market. Our Board of Directors has designated each of Mr. Tinberg and Mr. Pryor as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Compensation Committee.    The Compensation Committee of our Board consists of Mr. Pearl (Chairman), Mr. Hammock and Ms. O’Sullivan. Mr. Tinberg served as a member of the Compensation Committee from 1997 until March 2009 when he was replaced by Mr. Hammock. The Compensation Committee’s primary responsibilities include (1) approving the compensation of our directors, executive officers and key employees, and (2) overseeing the administration of our employee benefit plans. The Compensation Committee met 15 times during 2008.

Our Board of Directors has determined, in its business judgment, that all of the members of the Compensation Committee meet the independence standards for compensation committee members, as set forth in the Sarbanes-Oxley Act of 2002, the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market, as well as under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee of our Board consists of Mr. Pryor (Chairman), Mr. Bliwas, Mr. Emanuel and Mr. Pearl. The Corporate Governance and Nominating Committee’s primary responsibilities are to (1) assist the Boards of Directors of the Company and the Bank in identifying persons qualified to become members of the Boards, consistent with the criteria established by the committee and approved by the Boards, (2) assist the Boards in identifying the directors who may serve on each committee of the Boards, (3) coordinate the Board’s evaluation of itself and management, and (4) develop and recommend to the Board corporate governance guidelines. The Corporate Governance and Nominating Committee met six times during 2008.

Our Board of Directors has determined, in its business judgment, that all of the members of the Corporate Governance and Nominating Committee meet the independence standards for corporate governance and nominating committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market.

Director Nominations

In nominating directors, our Corporate Governance and Nominating Committee and our Board consider a variety of factors, including certain minimum qualifications for first time nominees for membership on our Board of Directors. The qualifications include: (1) demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership or executive role (e.g., executive officer, managing partner, managing director, etc.) in a recognized business organization; (2) financial literacy or other professional or business experience relevant to an understanding of the Company, the Bank, and our business; and (3) demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. In addition, the Committee will consider the current composition of our Board of Directors in light of the communities and businesses served by us and the interplay of the candidate’s areas of experience with the experience of the other Board members, as well as such other factors as the Committee deems appropriate. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of our stockholders.

Our Corporate Governance and Nominating Committee will consider director nominees from any reasonable source, including stockholder recommendations tendered in accordance with our Third Amended and Restated By-laws. The Corporate Governance and Nominating Committee also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms. Stockholders who wish to nominate an individual for election as a director at an annual meeting of the stockholders must comply with Section 2.9 of our Third Amended and Restated By-laws regarding stockholder nominations.

Attendance at Meetings

During 2008, our Board of Directors held five regular meetings and 18 special meetings. Each member attended at least seventy-five percent of the meetings of the Board of Directors and committees on which he or she served during his or her term of office. Directors are expected to attend the Annual Meeting, absent unusual circumstances.

Meetings of Independent Directors

The Board’s “independent directors” (as that term is defined under the standards of the SEC and The Nasdaq Stock Market) meet in executive session, without management present, at least twice a year. The chairman at these executive sessions is the Chairman of the Corporate Governance and Nominating Committee.

Code of Ethics

The Board of Directors has adopted a Code of Conduct for the Company that includes a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents.” We will describe on our website amendments to or waivers from our Code of Ethics in accordance with all applicable laws and regulations. We also will furnish a copy of the Code of Conduct to any person without charge, upon written request. Request should be made in writing to Taylor Capital Group, Inc., Attention: Office of the Corporate Secretary, 9550 West Higgins Road, Rosemont, Illinois 60018.

DIRECTOR COMPENSATION

During 2008, our non-employee directors received an annual fee of $10,000 and an attendance fee of $750 for each Board meeting attended and $650 for each committee meeting attended. The chairman of each committee received an additional annual fee of $5,000 for chairing a committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Harrison I. Steans, Jennifer W. Steans and Jeffrey W. Taylor each agreed to temporarily waive all of their fees for serving on our Board of Directors until such time as market conditions and our operating performance improve.

Each non-employee director may also receive an annual equity award, at the discretion of the Compensation Committee of our Board of Directors, under our 2002 Incentive Compensation Plan. In December 2008, we granted Michael H. Moskow an option to purchase 150,000 shares of our common stock at an exercise price of $20 per share. This grant was made in connection with Mr. Moskow’s decision to join our Board of Directors and in recognition of his background and experience. This option was fully vested as of the grant date; however, if Mr. Moskow ceases to serve on our Board of Directors at any time on or before December 22, 2013, the option will lapse if not exercised within ninety (90) days following such event. In addition, during March 2008, each of the other non-employee directors, at that time, received a restricted stock grant of 842 shares of our common stock and two of those non-employee directors, who also are directors of the Bank, received an additional restricted stock grant of 421 shares of our common stock. In addition, upon appointment to our Board of Directors, Mr. Hammock received a restricted stock grant of 5,650 shares of our common stock and each of Mr. Taylor, Mr. Steans, Ms. Steans and Mr. Moskow received restricted stock grants of 4,888 shares of our common stock. All of these restricted stock grants vest 50% on the third anniversary date of grant and 25% on each of the fourth and fifth anniversary date of grant. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their service as a director.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)		Total ($)
Ronald L. Bliwas	$27,400	$17,437	$8,465	$—	$—	$—		$53,302
Ronald D. Emanuel	37,450	7,278	14,615	—	—	—		59,343
M. Hill Hammock	14,650	3,859	—	—	—	—		18,509
Michael H. Moskow	5,500	1,532	162,000	—	—	—		169,032
Louise O’Sullivan	33,800	11,107	7,902	—	—	—		52,809
Melvin E. Pearl	53,300	13,497	4,824	—	—	1,514		73,135
Shepherd G. Pryor, IV	46,715	6,514	9,457	—	—	—		62,686
Harrison I. Steans	9,050	1,532	—	—	—	—		10,582
Jennifer W. Steans	9,050	1,532	—	—	—	—		10,582
Jeffrey W. Taylor (2)	9,050	1,532	—	—	—	4,514	(3)	15,096
Richard W. Tinberg	51,250	3,327	9,740	—	—	1,926		66,243

(1)	Directors are eligible for a 20% discount on fees for services performed by Cole Taylor Bank’s Wealth Management department. Amounts reflect estimates of the discounts received for services rendered during 2008.

(2)	Jeffrey Taylor became a non-employee director on October 1, 2008. Prior to that date, he was our Executive Managing Director, Market Development and New Ventures.

(3)	Includes $3,974 for the approximate value of personal use of Company staff time.

PROPOSAL 2:

AMENDMENT TO SECTION 3.2 OF OUR THIRD AMENDED AND RESTATED BY-LAWS

Our Board of Directors and Executive Committee, after careful consideration and upon recommendation by our Corporate Governance and Nominating Committee, have approved and adopted and recommend stockholder approval of this proposal to amend Section 3.2 of our Third Amended and Restated By-Laws to fix the size of our Board, as determined from time to time by resolution adopted by the affirmative vote of a majority of our Board and by the unanimous approval of our Executive Committee, to be no less than eleven (11) directors and no more than fifteen (15) directors. Our Third Amended and Restated By-Laws currently fixes the size of our Board to be no less than eleven (11) directors and no more than thirteen (13) directors. In accordance with Article SEVENTH, Section A of our Third Amended and Restated Certificate of Incorporation, an amendment to Section 3.2 of our Third Amended and Restated By-Laws requires stockholder approval.

Our Board of Directors currently consists of thirteen (13) directors, the maximum allowed under our current Third Amended and Restated By-Laws. Our Board believes the proposed amendment would allow it to respond quickly to attract and retain candidates who add depth of experience, viewpoints and qualifications to our Board. Among other things, this will help minimize the circumstances in which a director would be asked to serve on multiple committees. Approval of this proposal would permit the election of C. Bryan Daniels to our Board of Directors in connection with Proposal 3 in this proxy statement.

The proposed amendment to Section 3.2 of our Third Amended and Restated By-Laws would delete the first sentence of the current Section 3.2 in its entirety and replace it with the following text:

“The number of Directors which shall constitute the whole Board of the corporation shall be not less than eleven (11) and not more than fifteen (15), as determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors in office at the time of adoption of such resolution.”

Our Board of Directors recommends that you vote FOR approval of the amendment to Section 3.2 of our Third Amended and Restated By-Laws.

PROPOSAL 3:

ELECTION OF C. BRYAN DANIELS TO OUR BOARD OF DIRECTORS

General

Our Board of Directors currently consists of thirteen (13) persons and will consist of fourteen (14) persons after the Annual Meeting, assuming the election of all of the nominees to our Board of Directors set forth in Proposal 1 in this proxy statement, stockholder approval of Proposal 2 in this proxy statement and the election of the nominee to our Board set forth in this Proposal 3. Pursuant to Article FIFTH of our Third Amended and Restated Certificate of Incorporation, each of the members of our Board of Directors shall be elected for a one-year term.

Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, C. Bryan Daniels has been nominated by our Board of Directors as a director to be elected at the Annual Meeting. Mr. Daniels, if elected, will serve for one year until the 2010 Annual Meeting of Stockholders and until his successor has been elected and qualified.

Our Board of Directors has determined, in its business judgment, that Mr. Daniels meets the independence standards set forth in the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market.

Mr. Daniels will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. If, at the time of the Annual Meeting, Mr. Daniels is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as our Board of Directors recommends, or vote to allow the vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Our Board of Directors has no reason to believe that Mr. Daniels will be unable or decline to serve as a director, if elected.

Proposal 3 and Proposal 2 in this proxy statement are interrelated. If Proposal 2 is not approved, Mr. Daniels will not be able to be elected to our Board of Directors as contemplated by this Proposal 3.

Nominee for Election

C. Bryan Daniels, age 50, is the co-founder and principal of Prairie Capital Mezzanine Funds, L.P., Prairie Capital II, L.P., Prairie Capital III, L.P., and Prairie Capital IV, L.P. Prairie Capital is a private equity firm focused on the lower-end of the middle market. Mr. Daniels has served as a director of the Bank since February 2009. He also serves as a director on the boards of the Chicago Deferred

Exchange Company, Creditors Interchange, Estes Cox Corporation, Navman Wireless, ProVest Holdings, LLC, R3 Education, Security Technologies, Inc., Shan Industries LLC and Titanium Solutions. Mr. Daniels is also a member of the Visiting Committee of the Physical Science Department of the University of Chicago and a member of the board of directors for the radio station WBEZ – Chicago Public Radio.

Our Board of Directors recommends that you vote FOR the election of C. Bryan Daniels to our Board of Directors.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified in the table entitled “Election of Directors – Nominees for Election.”

Name	Age	Position with Company
Randall T. Conte	48	Chief Financial Officer and Chief Operating Officer
Lawrence G. Ryan	50	Executive Vice President and Chief Lending Officer
Michael J. Morton	46	Executive Vice President and Chief Credit Officer
Steven H. Shapiro	51	Group Senior Vice President, General Counsel and Corporate Secretary

Randall T. Conte was appointed our Chief Financial Officer and Chief Operating Officer in late 2008. In those positions, Mr. Conte plays a broad ranging management role, integrating our financial and strategic management. In his capacity as Chief Financial Officer, Mr. Conte leads the relationship with our regulators, independent auditors, investment bankers, debt ratings agencies, institutional stockholders, securities analysts and financial media. As Chief Operating Officer, he oversees and is responsible for formulating business strategies, operating plans and transformational initiatives for operational areas of the Bank, including information technology, project management, deposit operations, corporate services, customer service and the banking centers. Mr. Conte joined us in late 2008 from LaSalle Bank Corporation, where he served as executive vice president and head of operations for LaSalle Bank’s retail, consumer and business banking businesses from 2007 to 2008. Prior to that, he served as chief operations officer for ABN Amro’s Mortgage Group from 2005 to 2007, and as corporate controller for LaSalle Bank Corporation from 1999 to 2004. He was also a line of business chief financial officer for ABN Amro Services Company from 1998 to 1999. Before his tenure at ABN Amro and LaSalle Bank, Mr. Conte held the positions of Global Head of Business Management from 1997 to 1998, and Director of Information Technology from 1995 to 1997, at SBC Warburg (now UBS). He also served as a Senior Manager at Arthur Andersen. Mr. Conte is a Certified Public Accountant.

Lawrence G. Ryan was appointed our Executive Vice President and Chief Lending Officer in March 2008. Mr. Ryan is responsible for expanding the Bank’s share of mid-size business customers. Mr. Ryan is a 27-year veteran of LaSalle Bank, N.A., where he focused on developing the market for financing the needs of closely-held businesses. He played a leadership role in building the Metropolitan Banking Group of LaSalle Bank, N.A., a business banking unit that served companies with sales between $10 million and $50 million, where he was Group Senior Vice President from 1981 to 2008.

Michael J. Morton was appointed our Group Senior Vice President, Chief Credit Officer in March 2008 and was promoted in August 2008 to Executive Vice President, Chief Credit Officer.

Mr. Morton is a 12-year veteran of LaSalle Bank, N.A., where he served as Senior Vice President and Credit Officer from 2002 to 2008, and as the Senior Vice President and Regional Manager of the Metropolitan Banking Group of LaSalle Bank, N.A., from 1996 to 2002.

Steven H. Shapiro was appointed our Group Senior Vice President, General Counsel and Corporate Secretary in March 2009. Prior to joining us, Mr. Shapiro was the Vice President, General Counsel and Corporate Secretary of eLoyalty Corporation from April 2006 until October 2008. Before that, Mr. Shapiro was Executive Vice President and Corporate Secretary of First Midwest Bancorp from January 2003 to April 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any filings made after these due dates during 2008. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Exchange Act during 2008, we believe that, during 2008, all of the filing requirements under Section 16(a) of the Exchange Act were timely satisfied, except for a Form 4 for Michael H. Moskow in connection with a stock option grant on December 23, 2008, Form 4s for Harrison I. Steans, Jennifer W. Steans, Jeffrey W. Taylor and Michael H. Moskow in connection with grants of restricted stock on November 6, 2008, a Form 4 for Ronald L. Bliwas related to the purchase of 7,612 shares of common stock on May 5, 2008, and a Form 4 for Robin VanCastle, our former Chief Financial Officer, associated with the sale of 420 shares of common stock to pay for tax withholding in connection with the vesting of restricted stock.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Common Stock

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2009 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our Chief Executive Officer as well as our two other most highly compensated executive officers (collectively, the “Named Officers”), (3) each of our directors, and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to us prior to March 31, 2009.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 30, 2009 (60 days after March 31, 2009), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 11,093,349 shares of common stock, and 2,400,000 shares of Series A preferred, which are convertible into an aggregate of 6,000,000 shares of our common stock. On a combined basis, the shares of common stock underlying the Series A preferred and our outstanding common stock equal an aggregate of 17,093,349 shares outstanding as of March 31, 2009. However, unless and until the shares of Series A preferred are converted into shares of common stock, such shares, in the aggregate, represent 4,706,400 votes. Shares of common stock subject to options currently exercisable or exercisable on or before May 30, 2009 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

In addition, in connection with our participation in the U.S. Treasury’s TARP Capital Purchase Program (“CPP”), on November 21, 2008, we received $104.8 million from the U.S. Department of Treasury (the “U.S. Treasury”) in consideration of our issuance of 104,823 shares of our Series B cumulative perpetual preferred stock and warrants to purchase up to 1,462,647 shares of our common stock. Pursuant to the Securities Purchase Agreement between the U.S. Treasury and us, the U.S. Treasury has agreed not to exercise any voting rights with respect to any shares of our common stock issued to it upon exercise of the warrants. Additionally, the U.S. Treasury has agreed that until the earlier of (a) the date on which we receive aggregate gross proceeds of at least $104.8 million from a qualified equity offering or (b) December 31, 2009, it shall not transfer or exercise more than one-half (1/2) of the warrants to purchase our common shares.

Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of BeneficialOwners	Class: Common Stock
	Number of Shares Beneficially Owned (1)		Percent of Outstanding Common Stock (%)	Number of Options Included in Number of Shares Beneficially Owned
Jeffrey W. Taylor	4,954,818	(2)	44.1%	40,000
Bruce W. Taylor	4,927,380	(3)	44.1%	40,000
C. Bryan Daniels	1,145,000	(4)	9.4%	—
Harrison I. Steans	1,133,388	(5)	9.3%	—
Jennifer W. Steans	694,188	(6)	5.9%	—
M. Hill Hammock	220,150	(7)	2.0%	—
Michael H. Moskow	214,888	(8)	1.9%	150,000
Mark A. Hoppe	175,530	(9)	1.6%	12,500
Ronald D. Emanuel	163,041	(10)	1.5%	17,070
Lawrence G. Ryan	94,429	(11)	*	—
Richard W. Tinberg	35,400		*	11,380
Ronald L. Bliwas	23,192	(12)	*	3,580
Melvin E. Pearl	20,400		*	11,380
Shepherd G. Pryor, IV	7,727		*	3,880
Louise O’Sullivan	4,857		*	2,380
All directors and executive officers as a group (17 persons)	7,441,122		56.4%	292,170
Five percent stockholders:
Cindy Taylor Robinson	4,860,380	(13)	43.6%	—
Taylor Voting Trust U/A/D 11/30/98	4,805,880	(14)	43.3%	—
Michael P. Krasny	910,000	(15)	7.6%	—
Bank of America Corporation	876,966	(16)	7.9%	—
Dimensional Fund Advisors LP	567,350	(17)	5.1%	—

*	Denotes beneficial ownership less than one percent.

(1)	Includes shares of common stock that may be acquired through exercise of the conversion feature associated with the shares of Series A preferred held by such person or group, in the amounts reflected for such person or group in the table in the section entitled “Beneficial Ownership of Series A Preferred” below.

(2)	Includes: (i) 4,888 shares of common stock that are held by Jeffrey W. Taylor pursuant to a restricted stock grant, (ii) 4,686,600 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees (the “Taylor Trust”), (iii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees, (iv) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (v) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, (vi) 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, (vii) 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA, (viii) 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA, (ix) 3,000 shares owned by Susan Taylor, and (x) 40,000 shares of Series A preferred that are held by Jeffrey W. Taylor and Susan D. Taylor, as Tenants in Common, which shares are convertible into 100,000 shares of common stock.

(3)	Includes: (i) 34,000 shares of common stock owned by Bruce W. Taylor, (ii) a warrant to purchase 7,500 shares of common stock, which warrant is held by Bruce W. Taylor, (iii) 4,686,600 shares of common stock that are held by the Taylor Trust, (iv) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees, (v) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (vi) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, and (vii) 16,000 shares of Series A preferred that are held by the Bruce W. Taylor Revocable Trust under agreement dated 4/10/1984, of which Bruce W. Taylor serves as trustee, which shares are convertible into 40,000 shares of common stock.

(4)	As reported on a Schedule 13D filed with the SEC on October 7, 2008 jointly by Prairie Capital IV, L.P., Prairie Capital IV QP, L.P., Daniels & King Capital IV, L.L.C., Stephen V. King and C. Bryan Daniels. According to the Schedule 13D: (a) Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. each has shared voting and dispositive power with respect to 572,500 shares of our common stock, and (b) Daniels & King Capital IV, L.L.C., Stephen V. King and C. Bryan Daniels each has shared voting and dispositive power with respect to 1,145,000 shares of our common stock. Mr. King and Mr. Daniels are the managing members of Daniels & King Capital IV, L.L.C., which is the sole general partner of Prairie Capital IV, L.P. and Prairie Captial IV QP, L.P. Therefore, Mr. King, Mr. Daniels and Daniels & King Capital IV, L.L.C. may be deemed to beneficially own shares of our stock owned by Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. The 1,145,000 shares of our common stock beneficially owned by Mr. Daniels include: (i) 190,000 shares of Series A preferred that are held by Prairie Capital IV, L.P., which shares are convertible into 475,000 shares of our common stock, (ii) 190,000 shares of Series A preferred that are held by Prairie Capital IV QP, L.P., which shares are convertible into 475,000 shares of our common stock, (iii) a warrant to purchase 97,500 shares of our common stock held by Prairie Capital IV, L.P., and (iv) a warrant to purchase 97,500 shares of our common stock held by Prairie Capital IV QP, L.P. The shares of Series A preferred reflected as beneficially owned are subject to a restriction on the holder converting any of its shares of Series A preferred into shares of our common stock to the extent such conversion would cause the holder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 9.99% of our then outstanding common stock. The address for each of the reporting persons is c/o Prairie Capital, 191 North Wacker Drive, Suite 800, Chicago, Illinois 60606.

(5)	Includes: (i) 4,888 shares of common stock that are held by Harrison I. Steans pursuant to a restricted stock grant, (ii) 500,000 shares of common stock issuable to FIC upon exercise of a warrant over which Mr. Steans may be deemed to share investment and/or voting power, and (iii) 628,500 shares of common stock issuable upon conversion of 251,400 shares of the Series A preferred beneficially owned by Mr. Steans as trustee of the Harrison I. Steans Self-Declaration of Revocable Trust. The business address of Mr. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(6)	Includes: (i) 4,888 shares of common stock that are held by Jennifer W. Steans pursuant to a restricted stock grant, (ii) 500,000 shares of common stock issuable to FIC upon exercise of a warrant over which Ms. Steans may be deemed to share investment and/or voting power, and (iii) 5,000 shares of common stock issuable upon conversion of 2,000 shares of Series A preferred beneficially owned by Ms. Steans as a trustee of the Jennifer Steans 1999 Descendants Trust, (iv) 75,000 shares of common stock issuable upon conversion of 30,000 shares of Series A preferred beneficially owned by Ms. Steans as a trustee of the Jennifer W. Steans 2000 Trust, (v) 25,000 shares of common stock issuable upon conversion of 10,000 shares of Series A preferred beneficially owned by James Kastenholz (the spouse of Ms. Steans) as trustee of the James P. Kastenholz 2000 Trust, and (vi) 84,300 shares of common stock issuable upon conversion of 33,720 shares of Series A preferred held by PCB Limited Partnership of which Ms. Steans is one of three general partners. In accordance with Rule 13d-4 under the Exchange Act, Ms. Steans disclaims beneficial ownership of the shares described in clauses (v) and (vi) hereof. The business address of Ms. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(7)	Includes: (i) 21,000 shares owned by the M. Hill Hammock Jr. Living Trust, (ii) 21,000 shares owned by the Cheryl W. Hammock Living Trust, (iii) 50,000 shares of common stock issuable upon conversion of the Series A preferred beneficially owned by the M. Hill Hammock Jr. Living Trust, and (iv) a warrant to purchase of 22,500 shares of common stock held by the M. Hill Hammock Jr. Living Trust.

(8)	Includes: (i) 4,888 shares of common stock that are held by Michael H. Moskow pursuant to a restricted stock grant, (ii) 50,000 shares of common stock issuable upon conversion of Series A preferred owned by the Michael H. Moskow Trust, (iii) 10,000 shares of common stock issuable upon conversion of Series A preferred owned by the Suzanne M. K. Moskow Marital Trust, and (iv) 150,000 shares of common stock subject to a fully exercisable option.

(9)	Includes: (i) 60,030 shares of common stock that are held by Mark A. Hoppe pursuant to a restricted stock grant, (ii) 100,000 shares of common stock issuable upon conversion of Series A preferred owned jointly by Mr. Hoppe and his spouse, and (iii) a warrant to purchase 3,000 shares of common stock held by Mark A. Hoppe and his spouse.

(10)	Includes 135,691 shares owned by the Emanuel Family Partnership.

(11)	Includes (i) 44,429 shares of common stock that are held by Lawrence G. Ryan pursuant to a restricted stock grant, and (ii) 50,000 shares of common stock issuable upon conversion of Series A preferred owned by Mr. Ryan.

(12)	Includes 600 shares owned by Ronald L. Bliwas under a trust agreement dated July 2001, for which Mr. Bliwas serves as trustee.

(13)	Includes: (i) 4,686,600 shares of common stock that are held by the Taylor Trust, (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees, (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, (v) 4,500 shares owned by Cindy Taylor Robinson, and (vi) 20,000 shares of Series A preferred that are held by Cindy Taylor Robinson, which shares are convertible into 50,000 shares of common stock.

(14)	The voting trust agreement with respect to the Taylor Trust provides the trustees with full discretion as to how to vote the shares of common stock held in trust under such agreement, either in person or by proxy, as they deem proper on all matters that may be submitted to stockholders. The voting trust agreement does not restrict the ability of the depositors of shares of common stock in the Taylor Trust from transferring such shares (subject to applicable restrictions under other agreements). The voting trust agreement may be terminated by a majority of the number of votes eligible to be cast by the trustees or the written consent of depositors holding two-thirds of all of the shares held in trust under the agreement.

(15)	Reflects 700,000 shares of common stock issuable upon the conversion of the Series A preferred and warrant to purchase 210,000 shares of common stock owned by a limited liability company which is wholly owned by Mr. Krasny’s revocable trust. The address for Mr. Krasny is 1622 Willow Road, Suite 200, Northfield, IL 60093.

(16)	As reported on a Schedule 13G filed with the SEC on February 12, 2009 jointly by Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, National Association, Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation and Banc of America Securities LLC. According to the Schedule 13G: (a) Bank of America Corporation and NB Holdings Corporation each has shared voting power with respect to 714,125 shares of our common stock and shared dispositive power with respect to 876,966 shares of our common stock, (b) BAC North America Holding Company and BANA Holding Corporation each has shared voting power with respect to 713,946 shares of our common stock and shared dispositive power with respect to 876,787 shares of our common stock, (c) Bank of America, National Association has sole voting and dispositive power with respect to 51 shares of our common stock, shared voting power with respect to 713,895 shares of our common stock and shared dispositive power with respect to 876,736 shares of our common stock, (d) Columbia Management Group, LLC has shared voting power with respect to 713,895 shares of our common stock and shared dispositive power with respect to 876,736 shares of our common stock, (e) Columbia Management Advisors, LLC has sole voting power with respect to 713,895 shares of our common stock, sole dispositive power with respect to 871,286 shares of our common stock and shared dispositive power with respect to 5,450 shares of our common stock, (f) Bank of America Securities Holding Corporation has shared voting and dispositive power with respect to 179 shares of our common stock, and (g) Bank of America Securities LLC has sole voting and dispositive power with respect to 179 shares of our common stock. The address for each of the reporting persons is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(17)	As reported on a Schedule 13G filed with the SEC on February 9, 2009. Dimensional Fund Advisors LP (“Dimensional”) has sole voting power with respect to 544,975 shares of our common stock and sole dispositive power with respect to 567,350 shares of our common stock. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of our common stock described in the Schedule 13G that are owned by the Funds, and may be deemed to be the beneficial owner of shares of our common stock held by the Funds. However, all shares of our common stock reported in the Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such shares. The address for the reporting person is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

Beneficial Ownership of Series A Preferred

The following table sets forth information regarding beneficial ownership of our Series A preferred as of March 31, 2009 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our Series A preferred, (2) each of our Named Officers, (3) each of our directors, and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to us prior to March 31, 2009.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 30, 2009 (60 days after March 31, 2009), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of our Series A preferred listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 2,400,000 shares of Series A preferred outstanding as of March 31, 2009. The 11,093,349 shares of common stock, and 2,400,000 shares of Series A preferred, on an as converted basis, outstanding as of March 31, 2009, represent an aggregate of 17,093,349 shares outstanding as of such date. However, unless and until the shares of Series A preferred are converted into shares of common stock, such shares, in the aggregate, represent 4,706,400 votes. Unless otherwise noted, the address for each holder of five percent or more of our Series A preferred listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Class: Series A Preferred
	Number of Shares Beneficially Owned		Percent of Outstanding Series A Preferred (%)
Jeffrey W. Taylor	40,000	(1)	1.7%
Bruce W. Taylor	16,000	(2)	*
C. Bryan Daniels	380,000	(3)	15.8%
Harrison I. Steans	251,400	(4)	10.5%
Jennifer W. Steans	75,720	(5)	3.2%
M. Hill Hammock	20,000	(6)	*
Michael H. Moskow	24,000	(7)	1.0%
Mark A. Hoppe	40,000	(8)	1.7%
Ronald D. Emanuel	—		—
Lawrence G. Ryan	20,000		*
Richard W. Tinberg	—		—
Ronald L. Bliwas	—		—
Melvin E. Pearl	—		—
Shepherd G. Pryor, IV	—		—
Louise O’Sullivan	—		—
All directors and executive officers as a group (17 persons)	506,120		21.1%
Five percent stockholders:
Michael P. Krasny	280,000	(9)	11.7%
Prairie Capital IV, L.P.	190,000	(3)	7.9%
Prairie Capital IV QP, L.P.	190,000	(3)	7.9%

*	Denotes beneficial ownership less than one percent.

(1)	Reflects 40,000 shares of Series A preferred owned by Jeffrey Taylor and Susan D. Taylor, as tenants in common.

(2)	Reflects 16,000 shares of Series A preferred beneficially owned by the Bruce W. Taylor Revocable Trust under agreement dated 4/10/1984.

(3)	Includes: (i) 190,000 shares of Series A preferred beneficially owned by C. Bryan Daniels as managing member, with Stephen V. King, of Daniels & King Capital IV, L.L.C., which is general partner of Prairie Capital IV, L.P., and (ii) 190,000 shares of Series A preferred beneficially owned by Mr. Daniels as managing member, with Mr. King, of Daniels & King Capital IV, L.L.C., which is general partner of Prairie Capital IV QP, L.P. The address for each of the reporting persons is c/o Prairie Capital, 191 North Wacker Drive, Suite 800, Chicago, Illinois 60606.

(4)	Reflects 251,400 shares of Series A preferred beneficially owned by Mr. Steans as trustee of the Harrison I. Steans Self-Declaration of Revocable Trust. The business address of Mr. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(5)

Includes: (i) 2,000 shares of Series A preferred beneficially owned by Ms. Steans as a trustee of the Jennifer Steans 1999 Descendants Trust, (ii) 30,000 shares of Series A preferred beneficially owned by Ms. Steans as a trustee of the Jennifer W. Steans 2000 Trust, (iii) 10,000 shares of Series A preferred beneficially owned by James Kastenholz (the spouse of Ms. Steans) as trustee of the James P. Kastenholz 2000 Trust, and (iv) 33,720 shares of Series A preferred held by PCB, Limited Partnership of which Ms. Steans is one of three general partners. In accordance with Rule 13d-4 under the Exchange Act, Ms. Steans disclaims beneficial ownership of the shares described in clauses (iii) and (iv) hereof. The business address of Ms. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(6)	Reflects 20,000 shares of Series A preferred beneficially owned by the M. Hill Hammock Jr. Living Trust.

(7)	Reflects 20,000 shares of Series A preferred beneficially owned by the Michael H. Moskow Trust and 4,000 shares of Series A preferred beneficially owned by the Suzanne M. K. Moskow Marital Trust.

(8)	Reflects 40,000 shares of Series A preferred owned by Mr. Hoppe and his spouse, jointly.

(9)	Reflects 280,000 shares of Series A preferred owned by a limited liability company which is wholly owned by Mr. Krasny’s revocable trust. The address for Mr. Krasny is 1622 Willow Road, Suite 200, Northfield, IL 60093.

EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors oversees our executive compensation programs. Our compensation programs are designed to attract and retain key employees, motivating them to achieve desired goals, both short and long-term, creating expectations for positive results and rewarding them for strong performance. Different programs are geared to short and long-term performance with the goal of increasing stockholder value over the long term. Historically, the Compensation Committee has retained outside consultants to benchmark our executive officers’ compensation packages to help us ensure that our executive officers’ compensation packages are reasonable and competitive relative to our peer group.

The Compensation Committee believes the performance of our executive officers is a key element of our ability to execute on our growth strategy, and considers the effect of executive compensation and incentive programs on all of our executives. The Committee also believes that the compensation of our executive officers should reflect their success as a management team and as individuals in attaining key operating objectives. At the same time, the Compensation Committee has attempted to structure our executive compensation programs with a greater emphasis on long-term objectives while also avoiding features that would reasonably be expected to encourage our officers to take unnecessary or excessive risks. This philosophy is consistent with many of the executive compensation restrictions under the CPP described below.

Participation in the U.S. Department of Treasury’s Capital Purchase Program

In October 2008, we applied to participate in the CPP. Pursuant to the CPP, on November 21, 2008, we received $104.8 million from the U.S. Treasury in consideration for our issuance of 104,823 shares of Series B cumulative perpetual preferred stock and warrants to purchase up to 1,462,647 shares of our common stock. As a TARP recipient, we agreed to be subject to the terms of the Emergency Economic Stabilization Act of 2008 (“EESA”), which includes restrictions on executive compensation during the period in which the U.S. Treasury holds our Series B preferred stock, as well as any future legislation adopted or enacted pursuant to the CPP. The American Recovery and Reinvestment Act of 2009 (“ARRA”), which was signed into law on February 17, 2009, amended the EESA and imposed additional executive compensation limits on companies that participate in the CPP.

The restrictions discussed below apply to all TARP recipients, regardless of whether TARP funds were received prior to or after the enactment of ARRA. As a TARP recipient, these restrictions would generally apply to us for the period during which any of our obligations arising from the receipt of TARP funds remain outstanding (the “TARP Period”), but would not apply to any period during which the U.S. Treasury only holds warrants to purchase our common stock.

•

Restrictions on Bonuses and Incentive Compensation.    Subject to limited exceptions for restricted stock grants and obligations under written employment contracts executed prior to February 11, 2009, a TARP recipient may not pay or accrue any “bonus, retention award or incentive compensation” to certain employees. For us, this restriction covers our five most highly compensated employees. For 2008, we paid Mark A. Hoppe, our President, a bonus of $233,333, Lawrence G. Ryan, our Executive Vice President and Chief Lending Officer, a bonus of $108,334 and Michael J. Morton, our Executive Vice President and Chief Credit Officer, a bonus of $100,000, as required by written employment contracts executed in 2008.

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Prohibition on Severance Payments.    During the TARP Period, a TARP recipient may not pay any Senior Executive Officer (or “SEO,” defined as an individual who is one the top five most highly-paid executives and whose compensation is required to be disclosed pursuant to federal securities laws) or any of the next five highest-paid employees any amount on account of such employee’s termination of employment, unless the payment is for services or benefits already accrued.

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Recoupment/Clawback of Bonus and Incentive Compensation.    A TARP recipient must recoup any “bonus, retention award or incentive compensation” from any of its SEOs or any of its next 20 highest compensated employees if such compensation was paid based on statements of earnings, revenues, gains or other criteria that are later found to be “materially inaccurate.” This provision applies without regard to whether the executive was involved with or had any knowledge of the material inaccuracies. In November 2008, the Compensation Committee adopted a clawback policy to ensure compliance with this provision and each of our SEOs has agreed in writing to be subject to such policy.

•

No Incentives for Excessive Risk-Taking.    A TARP recipient is prohibited from establishing incentives that would encourage any SEO to take “unnecessary and excessive risks that threaten the value” of the TARP recipient. At a meeting of the Compensation Committee on February 4, 2009, the Compensation Committee evaluated each compensation plan in which SEOs are eligible to participate in light of the risk categories that we recognize and review. After discussion of these risk categories and the manner in which the plans operate, the Compensation Committee unanimously concluded that none of the plans create incentives for the SEOs to take excessive or unnecessary risks.

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Compensation Deduction Limited to $500,000.    A TARP recipient may not deduct any compensation paid to any SEO in excess of $500,000 on its federal tax return. Our tax department has implemented controls designed to identify and track SEO compensation so that we do not deduct compensation for any SEO in excess of $500,000.

•	Luxury Expenditure Policy. Each TARP recipient will be required to adopt a company-wide policy regarding “excessive or luxury expenditure” once the U.S. Treasury publishes final rules for such policies. We believe existing controls adequately monitor expenses that would reasonably be expected to be covered by this requirement.

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Compensation Committee Requirements.    Each TARP recipient must establish a compensation committee, solely composed of independent directors, that will meet at least twice per year to review the TARP recipient’s employee compensation plans and assess any risk posed to the TARP recipient as a result of such plans. Our Compensation Committee is composed solely of independent directors and meets more than twice a year to evaluate our compensation plans. As part of its yearly agenda, the Compensation Committee will meet at least twice per year to assess any risks posed to the Company by our compensation plans.

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Stockholder Say-on-Pay.    Any proxy or consent for an annual stockholder meeting, or a special stockholder meeting in lieu of such annual meeting, of a TARP recipient must allow its stockholders to separately vote on whether they approve of the compensation provided to the TARP recipient’s executives, as disclosed per the SEC’s rules. The ARRA provides that this stockholder vote is advisory and need not be binding on the TARP recipient nor should it be construed to impose additional fiduciary duties on, or override, the TARP recipient’s board of directors. We are satisfying this requirement with the inclusion of Proposal 4 in this proxy statement.

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Compliance Certification.    The Chief Executive Officer and Chief Financial Officer of each TARP recipient must provide written certification that the TARP recipient has complied with the restrictions listed above once the U.S. Treasury establishes the “executive compensation and corporate governance” standards to which the certification applies. Bruce W. Taylor, our Chief Executive Officer, and Randall T. Conte, our Chief Financial Officer, will provide such certifications within the required time frame.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation for our Named Officers for the years ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
Bruce W. Taylor,	2008	$525,200	$—		$—	$27,779	$—	$—	$96,550	$649,529
Chairman of the Board and CEO	2007	519,761	—		—	41,395	—	70,497	83,556	715,209

Mark A. Hoppe,	2008	475,962	—		272,690	63,741	233,333	—	15,325	1,061,051
President	2007	—	—		—	—	—	—	—	—

Lawrence G. Ryan,	2008	254,423	350,000	(5)	—	90,047	108,334	—	20,325	823,129
Executive Vice President and Chief Lending Officer	2007	—	—		—	—	—	—	—	—

(1)

The amounts in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes restricted stock awards granted, in and prior to, 2008. Assumptions used in the calculation of the grant date fair value of restricted stock awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 11, 2009.

(2)	The amounts in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes stock option awards granted in, and prior to, 2008. Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 11, 2009.

(3)	Represents amounts earned during year and paid in the following year under our 2002 Incentive Bonus Plan.

(4)	Mr. Taylor, Mr. Hoppe and Mr. Ryan participate in our Non-Qualified Deferred Compensation Plan. Mr. Taylor’s net change in value for 2008 under our Non-Qualified Deferred Compensation Plan was a decrease of $236,735, Mr. Hoppe’s net change in value for 2008 was a decrease of $17,160 and Mr. Ryan’s net change in value for 2008 was a decrease of $9,804.

(5)	Represents a bonus paid to Mr. Ryan at the time of his hiring in March 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

The following table includes certain information with respect to the value of all unexercised options to purchase shares of our common stock and unvested shares of restricted stock previously awarded to the Named Officers as of December 31, 2008:

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value Of Unearned Shares, Units Or Other Rights that Have Not Vested ($)

Bruce W. Taylor,	20,000	—		—	$20.00	3/19/2013	—		$—	—	$—
Chairman of the Board and CEO	16,000	4,000	(1)	—	26.08	3/17/2014

Mark A. Hoppe,	—	50,000	(2)	—	19.99	2/4/2016	60,030	(3)	351,176	—	—
President	—	—		—	—	—	—		—	—	—

Lawrence G. Ryan,	—	—		—	—	—	44,429	(4)	259,909	—	—
Executive Vice President and Chief Lending Officer	—	—		—	—	—	—		—	—	—

(1)	Vests at a rate of 20% per year for the first five years of a ten-year option term.

(2)	Vests at a rate of 25% per year for the first four years of an eight-year term.

(3)	Reflects a grant of restricted stock of 60,030 shares, of which 25% vests on each of February 3, 2009, 2010, 2011 and 2012.

(4)	Reflects a grant of restricted stock of 44,429 shares, of which 50% vests on April 22, 2011 and an additional 25% will vest on each of April 22, 2012 and 2013.

Named Officer Employment Agreements with Severance or Change of Control Provisions

In connection with our participation in the CPP, we are required to follow certain restrictions (as discussed in the section entitled “Participation in the U.S. Department of Treasury’s Capital Purchase Program”) which prohibit us from making some of the payments described below to our Named Officers as long as the U.S. Treasury holds shares of our Series B preferred stock.

Bruce W. Taylor serves as our Chief Executive Officer, Chairman of our Board of Directors and the Chairman of the Board of Directors of the Bank. He also serves as a member of our Executive Committee. We entered into an employment agreement with Mr. Taylor on September 4, 2008, which became effective on September 29, 2008. Under the employment agreement, Mr. Taylor is eligible to receive an initial annual base salary of $525,200. His agreement provides that Mr. Taylor’s base salary will be reviewed on an annual basis by the Compensation Committee, and may be increased, but not decreased (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Company or the Bank, unless such reduction occurs during the two-year period commencing upon a “change in control” of the Company (as defined in the employment agreement)), by the Compensation Committee in its sole discretion. In March 2009, Mr. Taylor offered and agreed to a temporary reduction of his base salary by 20%, to $420,000. As part of this agreement, the Compensation Committee will reevaluate Mr. Taylor’s compensation at September 30, 2009 and on a quarterly basis thereafter and, if appropriate, restore his compensation to its current level. Mr. Taylor is also eligible for a performance-based annual cash bonus to be determined in accordance with our annual incentive compensation program. For 2008, Mr. Taylor did not receive an annual cash bonus and Mr. Taylor’s right to future cash bonus compensation is subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any of our Series B preferred shares.

Mr. Taylor’s employment agreement further provides that Mr. Taylor is eligible to participate in our 2002 Incentive Compensation Plan or any successor plan (“Incentive Plan”). Mr. Taylor’s annual targets under the Incentive Plan are consistent with similar executive officers of the Company and the Bank, and any benefits to be received by Mr. Taylor under the Incentive Plan will depend on the satisfaction of other terms and conditions of the Incentive Plan (and are also subject to the restrictions under the ARRA described above). Under the employment agreement, Mr. Taylor is also eligible to receive additional benefits and participate in other benefit plans, including our Deferred Compensation Plan, 401(k) and profit sharing plan and health and welfare benefit plans, payment of club dues, automobile expenses and wealth management services. In March 2009, Mr. Taylor offered and agreed to temporarily forego his automobile expense coverage and certain of his club dues, which will be reevaluated by the Compensation Committee on September 30, 2009.

Mr. Taylor’s employment agreement provides that, in the event that Mr. Taylor’s employment is terminated (i) by the Company other than for disability or “cause” (as defined in the employment agreement), or (ii) by Mr. Taylor for “good reason” (as defined in the employment agreement), then the Company will pay to Mr. Taylor (A) any accrued but unpaid base salary and benefits up to the date of termination, (B) any accrued but unpaid cash bonus with respect to the Company’s fiscal year prior to the year in which the date of termination occurs, (C) subject to his provision of a release, an amount equal to his prior year’s bonus multiplied by a fraction, the numerator of which is the number of days lapsed from January 1st through the date of his termination, and the denominator of which is 365, (D) subject to his provision of a release, an amount (payable in installments) equal to one and one-half times the sum of his base salary plus the average of (1) the bonus paid to Mr. Taylor for the year prior to the year in which the date of termination occurs and (2) the greater of (I) the amount described in clause (1) above, and (II) Mr. Taylor’s bonus at target for the year in which the termination occurs, and (E) 18 months of COBRA coverage. In the event Mr. Taylor’s employment is terminated (i) by Mr. Taylor other than for good reason, or (ii) by the Company for cause, Mr. Taylor shall be entitled to receive all previously earned and accrued but unpaid base salary and benefits up to the date of termination.

Mr. Taylor’s employment agreement provides that Mr. Taylor will receive additional severance payments if his employment is terminated other than for cause or disability by the Company, or if his employment is terminated by him for good reason, during the “Change in Control Period” (as defined in the employment agreement). In such circumstance, Mr. Taylor will be entitled to receive (in addition to the payments and benefits he would be entitled to receive pursuant to the preceding paragraph) (i) subject to his provision of a release, an amount equal to one-half times the sum of his base salary on the effective date of the change in control or his base salary immediately prior to the date when the notice of termination was given (whichever rate is greater) and (ii) the average of (A) his prior year’s bonus, and (B) the greatest of (1) his prior year’s bonus, (2) his actual bonus for the year in which his termination occurs, or (3) his bonus at target for the year in which his termination occurs. In such circumstance, Mr. Taylor shall also be entitled to continuation of medical benefits for up to 36 months, and the vesting of his Incentive Plan benefits or equity awards will be governed by the controlling plan documents. The employment agreement also contains provisions related to circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply; provided, however, that any such payment shall not exceed $350,000. The severance payments to Mr. Taylor described above are subject to the limitations set forth in the ARRA for so long as the U.S. Treasury holds any shares of our Series B preferred stock.

Mr. Taylor’s employment agreement includes provisions with regard to non-solicitation of customers and employees of the Company and the Bank (including during the term of the Employment Agreement and for one year following the termination of Mr. Taylor’s employment), and ownership of work product, non-disparagement and confidentiality.

Mark A. Hoppe serves as our President, a member of our Board of Directors, a member of our Executive Committee, Chief Executive Officer and President of the Bank and a member of the Bank’s Board of Directors. We entered into an employment agreement with Mr. Hoppe on January 30, 2008, which became effective on February 4, 2008. Under the employment agreement, Mr. Hoppe is paid an initial annual base salary of $550,000. His base salary will be reviewed on an annual basis by the Compensation Committee, and may be increased, but not decreased (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Bank, unless such reduction occurs during the two-year period commencing upon a “change in control” of the Company (as defined in the employment agreement)), by the Compensation Committee in its sole discretion. Mr. Hoppe is also eligible for a performance-based annual cash bonus to be determined in accordance with our annual incentive compensation program and, notwithstanding the foregoing, is entitled to a minimum of $300,000 in annual incentive compensation for 2008. In March 2009, Mr. Hoppe offered and agreed to forego $66,667 of his guaranteed 2008 bonus compensation and Mr. Hoppe’s right to future cash bonus compensation is subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any of our Series B preferred shares.

Mr. Hoppe’s employment agreement further provides that Mr. Hoppe is eligible to participate in the Company’s Incentive Bonus Long Term Incentive Plan (“LTIP”). Mr. Hoppe’s annual starting target is approximately 100% of his base salary, but benefits under his LTIP will depend on agreed upon business goals as well as other terms and conditions of this LTIP being met (and are also subject to restrictions under the ARRA). The benefits payable under the LTIP will be paid in restricted stock, and such benefits shall vest at the rate of 25% per year. Under the employment agreement, Mr. Hoppe is also eligible to receive additional benefits and participate in other benefit plans, including our Deferred Compensation Plan, 401(k) and profit sharing plan and health and welfare benefit plans, payment of club dues, automobile expenses and wealth management services. In March 2009, Mr. Hoppe offered and agreed to temporarily forego his automobile expense coverage and certain of his club dues, which will be reevaluated by the Compensation Committee on September 30, 2009.

Mr. Hoppe’s employment agreement provides that, in the event that Mr. Hoppe’s employment is terminated (i) by the Company other than for disability or “cause” (as defined in the employment agreement), (ii) by the Company by sending notice not to renew the terms of his employment agreement without cause, or (iii) by Mr. Hoppe for “good reason” (as defined in the employment agreement), then the Company will pay to Mr. Hoppe (A) any accrued but unpaid base salary and benefits up to the date of termination, (B) any accrued but unpaid cash bonus with respect to the Company’s fiscal year prior to the year in which the date of termination occurs, (C) an amount equal to his prior year’s bonus multiplied by a fraction, the numerator of which is the number of days lapsed from January 1st through the date of his termination, and the denominator of which is 365, (D) subject to his provision of a release, an amount (payable in installments) equal to one and one-half times the sum of his base salary plus the average of (1) the bonus paid to Mr. Hoppe for the year prior to the year in which the date of termination occurs and (2) the greater of (I) the amount described in clause (1) above, and (II) Mr. Hoppe’s bonus at target for the year in which the termination occurs, (E) 18 months of COBRA coverage, and (F) 18 months of outplacement assistance benefits not to exceed $40,000 per year. In the event Mr. Hoppe’s employment is terminated (i) by Mr. Hoppe other than for good reason, or (ii) by the Company for cause, Mr. Hoppe shall be entitled to receive all previously earned and accrued but unpaid base salary and benefits up to the date of termination.

Mr. Hoppe’s employment agreement provides that Mr. Hoppe will receive additional severance payments if his employment is terminated other than for cause or disability by the Bank, if the Company sends notice not to renew the terms of his employment agreement without cause or if his employment is terminated by him for good reason, during the “Change in Control Period” (as defined in the employment agreement). In such circumstance, Mr. Hoppe will be entitled to receive (in addition to the payments and benefits he would be entitled to receive pursuant to the preceding paragraph) (i) subject to his provision of a release, an amount equal to one and one-half times the sum of his base salary on the effective date of the change in control or his base salary immediately prior to the date when the notice of termination was given (whichever rate is greater), and (ii) the average of (A) his prior year’s bonus, and (B) the greatest of (1) his prior year’s bonus, (2) his actual bonus for the year in which his termination occurs, or (3) his bonus at target for the year in which his termination occurs. In such circumstance, Mr. Hoppe shall also be entitled to 24 months of outplacement assistance benefits not to exceed $40,000 per year, continuation of medical benefits for up to 36 months, and the immediate vesting of his LTIP benefits or any outstanding equity awards. The employment agreement also contains provisions related to circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply. The severance payments to Mr. Hoppe described above are subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any shares of our Series B preferred stock.

Mr. Hoppe’s employment agreement includes provisions with regard to non-solicitation of customers and employees of the Bank (including during the term of the Employment Agreement and for one year following the termination of Mr. Hoppe’s employment), and ownership of work product, non-disparagement and confidentiality.

Lawrence G. Ryan serves as our Executive Vice President and Chief Lending Officer. We extended a written offer of employment to Mr. Ryan on March 25, 2008. Pursuant to this letter agreement, we committed to recommend to the Board a minimum guaranteed annual incentive bonus of $175,000 for services rendered by Mr. Ryan in 2008. In March 2009, Mr. Ryan voluntarily agreed to forego $66,667 of his guaranteed 2008 bonus. Mr. Ryan’s right to future bonus or incentive compensation would be subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any of our Series B preferred shares.

Mr. Ryan is subject to our severance plan that provides benefits to employees, including our senior officers. The plan provides that upon termination of employment by us for reasons other than for cause, Mr. Ryan will be entitled to severance payments which may equal up to twelve (12) months of base salary. In addition, these severance payments may include payments under our long-term incentive plan that have been earned but not yet paid. Mr. Ryan may also receive medical benefits, outplacement assistance for a defined period of time following termination and financial planning assistance.

Mr. Ryan is also subject to our change of control policy that provides benefits to selected employees, including our senior officers. This policy provides that all stock options and shares of restricted stock granted to Mr. Ryan since the commencement of his employment will become fully vested and exercisable upon an involuntary termination within twelve (12) months following a change of control. As a participant in our long-term incentive plan, Mr. Ryan will receive 100% of his account balance as a result of a change of control. Also, upon a change of control, all contributions made by us under our non-qualified deferred compensation plan become fully vested. Mr. Ryan will also receive two (2) times his annual compensation upon a change of control as well as paid medical benefits and outplacement assistance for a defined period following termination. The severance payments to Mr. Ryan described above, including severance payments in the event of a change of control, are subject to the limitations set forth in the ARRA for so long as the U.S. Treasury holds any shares of our Series B preferred stock.

Retirement Plans

We offer retirement programs that are intended to supplement our employees’ personal savings and social security benefits, including a 401(k) and profit sharing plan (“401(k) Plan”) and a non-qualified deferred compensation plan. The purpose of each of these plans is to enable employees to adequately save for retirement.

Our 401(k) Plan is intended to satisfy the tax qualification requirements of Section 401(k) of the Code. All eligible employees, including executive officers, may participate in our 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Code. We make a matching contribution to our 401(k) Plan equal to 100% of each participant’s first 4% of compensation deferred. We have discretion to change or discontinue matching contributions under our 401(k) Plan. In our sole discretion, we may make contributions to the profit sharing portion of the 401(k) Plan in the form of cash. Employer discretionary contributions and profit sharing accounts are subject to vesting requirements.

In addition, we maintain a Non-Qualified Deferred Compensation Plan for our senior managers, including the Named Officers. Senior managers may elect to defer their own salary and incentive earnings, and the Compensation Committee, in its sole discretion, may provide cash contributions into the plan through non-qualified deferred compensation (“NQDC”) and supplemental executive retirement (“SERP”) contributions. The Compensation Committee also has the authority to make discretionary contributions into the plan. NQDC and SERP contributions are determined based upon different formulae and have different vesting schedules. The purpose of the NQDC and SERP contributions is to enable senior managers, including the Named Officers, to adequately save for their retirement. All contributions under this plan are maintained in a rabbi trust.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Our Board of Directors recognizes that transactions or other arrangements between us and any of our directors or executive officers may present potential or actual conflicts of interest. Nevertheless, our Board recognizes that there are circumstances where such transactions or other arrangements may be in, or not inconsistent with, our best interests. Accordingly, our Board of Directors has adopted a formal written policy that requires any proposed transaction, arrangement or relationship in which we and any related person (i.e., directors, executive officers, nominees for such positions, stockholders owning at least 5% of any class of our voting securities, immediate family members of one or more of the foregoing and any entity in which any one or more of the foregoing is employed, is a principal or beneficially owns, in the aggregate, at least 10% of such entity’s equity interests) are participants and the amount involved exceeds $50,000 to be submitted to our Audit and Examining Committee for review, consideration and approval. Any proposed transaction in which the amount involved is less than $50,000 may be approved by our Chief Financial Officer under the policy.

The policy provides for periodic monitoring of pending and ongoing transactions with related parties. In approving or rejecting the proposed transaction, our Audit and Examining Committee or Chief Financial Officer, as the case may be, will consider the relevant facts and circumstances available, including, (1) the related person’s relationship to us and interest in the transaction, (2) the material facts of the proposed transaction, including the proposed aggregate value of the transaction, (3) the benefits to us, (4) the availability of other sources for comparable services or products (if applicable), and (5) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to our employees generally. Our Audit and Examining Committee or Chief Financial Officer, as the case may be, will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and are consistent with applicable legal requirements. The policy supplements our procedures and policies with respect to compliance with Regulation O.

Management Loans and Transactions

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, were customers of and have had transactions with the Bank, including borrowings and investments in certificates of deposit, among other deposit products. Our management believes that all such loans have been, and will continue to be, made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral required, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2008, the aggregate amount outstanding of all loans to our directors and officers, members of their immediate families and the firms and corporations in which they have at least a 10% beneficial interest was approximately $189,000. Any loans to our directors and executive officers, in addition to complying with Section 402 of the Sarbanes-Oxley Act and Federal Reserve Regulation O, are subject to the approval of our Audit and Examining Committee.

Related Party Transactions

The law firm of Much Shelist Denenberg Ament & Rubenstein, P.C. was retained by the Company to provide certain legal services for the Company during 2008. The firm was paid $256,051 in fees by the Company in connection with such services. A partner of Much Shelist is the brother-in-law of our Chairman and Chief Executive Officer. The firm was retained in the ordinary course of business and the Company believes that such services are on terms no less favorable to the Company than those that would have been realized in transactions with unaffiliated entities or individuals.

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation programs for executive officers and key employees are administered under the direction of the Compensation Committee. The Compensation Committee’s primary responsibilities include reviewing and making recommendations to our Board of Directors with respect to our compensation programs and overseeing the administration of our employee benefit plans. The Compensation Committee reviews and approves the compensation of Bruce W. Taylor, our Chairman and Chief Executive Officer, and considers the compensation recommendations of Mr. Taylor and our Executive Committee in making compensation decisions relative to other executive officers. Our Human Resources Department collects all relevant and historical compensation information, and works at the direction of the Compensation Committee in putting forth preliminary recommendations regarding compensation levels for our executive officers.

The primary objectives of the Compensation Committee with respect to our executive compensation program are to (1) attract, motivate and retain individuals who will contribute to our success, (2) align the interests of our executives with the long-term interest of our stockholders through award opportunities that can result in the ownership of our common stock, and (3) motivate behavior to attain our vision.

As noted above, the ARRA requires that any proxy or consent for an annual stockholder meeting, or a special meeting in lieu of such annual meeting, of a TARP recipient allow its stockholders to vote on whether they approve of the compensation provided to the TARP recipient’s executives (commonly referred to as “Say-on-Pay”). Accordingly, the following advisory resolution is included for your consideration and approval:

“RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in this proxy statement.”

Our Board of Directors recommends that you vote FOR approval of the compensation of executive officers described in this proxy statement.

AUDIT AND EXAMINING COMMITTEE REPORT

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s independent registered public accounting firm and related matters. The Audit and Examining Committee operates under a written charter adopted by the Board of Directors, which is available on Taylor Capital Group’s website at www.taylorcapitalgroup.com under the caption “Governance

Documents.” The Board of Directors, in its business judgment, has determined that all members of the Audit and Examining Committee are “independent” as defined by the listing standards for The Nasdaq Global Select Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent registered public accounting firm, KPMG LLP, is responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. KPMG LLP is also responsible for auditing the effectiveness of Taylor Capital Group’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and that management maintained effective internal control over financial reporting. We have also relied upon KPMG LLP’s reports on Taylor Capital Group’s consolidated financial statements and internal control over financial reporting.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and KPMG LLP to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2008 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and the results of its audit of management’s assessment of internal control over financial reporting. We also discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented, and KPMG LLP provided us with the written disclosures and the letter required by the Public Company Accounting Oversight Board. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

AUDIT AND EXAMINING COMMITTEE

Richard W. Tinberg (Chairman)

Ronald D. Emanuel

Shepherd G. Pryor IV

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of

Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Principal Accounting Fees and Services

We have invited representatives of KPMG LLP to be present at the annual meeting, and we expect that they will attend. If present, the representatives from KPMG LLP will be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representatives desire to do so. The aggregate fees incurred by us for KPMG LLP professional services for the years ended December 31, 2008 and 2007 were as follows:

	For the Year Ended December 31,
	2008	2007
Audit Fees	$631,825	$513,750
Audit-Related Fees	106,000	—
Tax Fees	54,325	—
All Other Fees	—	—

Total Fees	$792,150	$513,750

Audit Fees. Audit fees include fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting and Annual Report on Form 10-K and the review of the Quarterly Reports on Form 10-Q for the years indicated.

Audit-Related Fees. Audit-Related fees include professional fees for work related to our capital offerings in the third and fourth quarters of 2008, and other related services not included in audit fees above.

Tax Fees. Tax fees include fees for professional services rendered for tax advice and tax planning.

All Other Fees. None.

Pre-Approval Policies and Procedures

All audit, audit-related, tax services and other services to be provided by the independent registered public accounting firm are required to be pre-approved by the Audit and Examining Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee, the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom such authority is so delegated to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in our proxy statement and proxy for our 2010 Annual Meeting of Stockholders must be received by the Secretary of the Company by January 4, 2010, the date not less than 120 days prior to May 4, 2010 (the first anniversary of the date on which we first mailed our proxy materials for our 2009 annual meeting of stockholders). In addition, in accordance with Section 2.9 of our Third Amended and Restated By-Laws, with respect to an annual meeting of stockholders, in order to be timely, a stockholder’s notice shall be delivered to, or mailed and received by, our Corporate Secretary not more than 90 nor less than 60 days prior to the anniversary of the mailing of the proxy statement for the prior year’s annual meeting (which for purposes of our 2010 Annual Meeting of Stockholders will be May 4, 2010). If, however, the date of our 2010 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of our 2009 Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting, or (b) the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting is first made. If approved, stockholders are urged to read carefully the additional notice requirements for stockholder proposals and director nominations in Section 2.9 of our Third Amended and Restated By-laws. Our form of proxy for the 2010 Annual Meeting of Stockholders will confer discretionary authority upon the persons named as proxies therein to vote on any untimely stockholder proposals, and the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in our proxy statement and form of proxy.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with our Board of Directors or any of the directors by sending a letter to Taylor Capital Group, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018. The Office of the Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics. From time to time, our Board of Directors may change the process by means of which stockholders may communicate with the Board or its members.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2008, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Office of the Corporate Secretary, 9550 West Higgins Road, Rosemont, Illinois 60018. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

[FRONT SIDE OF PROXY CARD]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY

ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock or 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A preferred”) of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated April 29, 2009, hereby constitutes and appoints Bruce W. Taylor and Steven H. Shapiro, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation and Series A preferred held of record by the undersigned on April 23, 2009, at the Annual Meeting of Stockholders to be held at 9:00 a.m., central time, on Thursday, June 11, 2009, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposal 1, Proposal 2, Proposal 3 and Proposal 4, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]

The Board of Directors recommends a vote FOR the following Proposals:

1.        ELECTION OF THIRTEEN (13) DIRECTORS FOR A ONE-YEAR TERM.

	For	Withhold
01 — Bruce W. Taylor	☐	☐
02 — Mark A. Hoppe	☐	☐
03 — Ronald L. Bliwas	☐	☐
04 — Ronald D. Emanuel	☐	☐
05 — M. Hill Hammock	☐	☐
06 — Michael H. Moskow	☐	☐
07 — Louise O’Sullivan	☐	☐
08 — Melvin E. Pearl	☐	☐
09 — Shepherd G. Pryor, IV	☐	☐
10 — Harrison I. Steans	☐	☐
11 — Jennifer W. Steans	☐	☐
12 — Jeffrey W. Taylor	☐	☐
13 — Richard W. Tinberg	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

2.        Proposal to amend Section 3.2 of our Third Amended and Restated By-laws to establish that the number of directors constituting our Board of Directors shall be within a permitted range of a minimum of eleven (11) directors up to a maximum of fifteen (15) directors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.        ELECTION OF C. BRYAN DANIELS TO OUR BOARD OF DIRECTORS FOR A ONE-YEAR TERM.

	For	Withhold
01 — C. Bryan Daniels	☐	☐

4.        Advisory proposal to approve the compensation of executive officers as described in the proxy statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature:

Signature:
(If Held Jointly)

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M., New York City time, on June 10, 2009.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET: http://www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE: 1-800-690-6903 Use any touch-tone telephone to vote your proxy Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.